SECURITIES AND EXCHANGE COMMISSION
                         Washington, D.C.  20549

                                 Form 8-K

            Current Report Pursuant to Section 13 or 15 (d) of
                         The Securities Act of 1934

    Date of Report (Date of earliest event reported) January 30, 2001


                            COVEST BANCSHARES, INC.

                           --------------------------

            (Exact name of registrant as specified in its charter)

              DELAWARE              0-20160            36-3820609
              --------              -------            ----------
          (State or other       (Commission File         (I.R.S.
        Employer Jurisdiction    Number)                 Identification
                 No.)                                       No.)


                  749 Lee Street, Des Plaines, Illinois    60016
                --------------------------------------------------
                (address of principal executive offices) (Zip Code)

        Registrant's telephone number, including area code (847) 294-6500






Item 5.  OTHER EVENTS

On Tuesday, January 30, 2001, the Company issued a press release pertaining to completion of their 20th and announcing their 21st Stock Repurchase Program. The text of the press release is attached hereto as
Exhibit 99.1.


















SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DATED: January 30, 2001

COVEST BANCSHARES, INC.




JAMES L. ROBERTS
PRESIDENT AND
CHIEF EXECUTIVE OFFICER





PAUL A. LARSEN
EXECUTIVE VICE PRESIDENT AND
CHIEF FINANCIAL OFFICER


Item 7.  EXHIBIT 99.1

CoVest Bancshares, Inc. Reports the Completion of 20th and the
Announcement of 21st Stock Repurchase Program

DES PLAINES, IL, January 30, 2001 --- CoVest Bancshares, Inc.
(Nasdaq/COVB), the holding company for CoVest Banc, Des Plaines,
Illinois, announced the completion of the Stock Repurchase Program dated September 1, 2000. A total of 100,000 shares were repurchased at an average price of $12.12.

The Company's Board of Directors has approved a new Stock Repurchase Program, the Company's twenty-first, enabling the company to repurchase up to 100,000 shares of its outstanding stock. These purchases will be made in the open market and/or through privately negotiated transactions. The stock will be used for the issuance of shares in connection with the exercises of previously granted stock options. The total common shares outstanding as of today are 3,875,062.

As of December 31, 2000, CoVest Bancshares, Inc. had consolidated assets of $586 million. The Bank operates three full-service offices in Arlington Heights, Des Plaines and Schaumburg, Illinois.